Exhibit 99.1

Palomar Holdings, Inc. Reports First Quarter 2025 Results

LA JOLLA, Calif. (May 5, 2025) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $42.9 million, or $1.57 per diluted share, for the first quarter of 2025 compared to net income of $26.4 million, or $1.04 per diluted share, for the first quarter of 2024. Adjusted net income(1) was $51.3 million, or $1.87 per diluted share, for the first quarter of 2025 as compared to $27.8 million, or $1.09 per diluted share, for the first quarter of 2024.

First Quarter 2025 Highlights

●	Gross written premiums increased by 20.1% to $442.2 million compared to $368.1 million in the first quarter of 2024
●	Net income of $42.9 million compared to $26.4 million in the first quarter of 2024
●	Adjusted net income(1) increased 84.6% to $51.3 million compared to $27.8 million in the first quarter of 2024
●	Total loss ratio of 23.6% compared to 24.9% in the first quarter of 2024
●	Catastrophe loss ratio(1) of -0.3% compared to 3.1% in the first quarter of 2024
●	Combined ratio of 73.1% compared to 76.9% in the first quarter of 2024
●	Adjusted combined ratio(1) of 68.5% compared to 73.0%, in the first quarter of 2024
●	Adjusted combined ratio excluding catastrophe losses(1) of 68.9% compared to 69.8%, in the first quarter of 2024
●	Annualized return on equity of 22.6% compared to 21.7% in the first quarter of 2024
●	Annualized adjusted return on equity(1) of 27.0% compared to 22.9% in the first quarter of 2024

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “I am very pleased with our strong start to 2025, as our first quarter saw sustained gross written premium growth and record adjusted net income. The quarter featured 85% adjusted net income growth, a 69% adjusted combined ratio, and a 27% adjusted ROE. Our results demonstrate our continued execution of the Palomar 2X strategic imperative as well as concerted efforts to build a leading specialty insurance franchise with a resilient and diversified portfolio.  Our 20% gross written premium growth was driven by both new products like Crop and Casualty as well as our balanced mix of residential and commercial property products. Importantly, our same-store premium growth rate was 37%(2), demonstrating the strong underlying momentum that exists across our portfolio of specialty products.”

Mr. Armstrong continued, “Beyond our financial performance, we remain focused on executing all our 2025 strategic imperatives. We continue to make investments across our organization, including the successful acquisition of Advanced AgProtection. This acquisition enhances the talent and operational scale of our Crop franchise and is expected to strengthen the near-term and long-term prospects of Palomar.”

(2)         Excludes the impact of lines of business exited or discontinued since prior year.

Underwriting Results

Gross written premiums increased 20.1% to $442.2 million compared to $368.1 million in the first quarter of 2024, while net earned premiums increased 52.1% compared to the prior year’s first quarter.

Losses and loss adjustment expenses for the first quarter were $38.7 million, comprised of $39.2 million of attritional losses, offset by $0.5 million of favorable development on prior year catastrophe events. The loss ratio for the quarter was 23.6%, comprised of an attritional loss ratio of 23.9% and a catastrophe loss ratio(1) of -0.3% compared to a loss ratio of 24.9% during the same period last year comprised of an attritional loss ratio of 21.8% and a catastrophe loss ratio(1) of 3.1%.

Underwriting income(1) for the first quarter was $44.1 million resulting in a combined ratio of 73.1% compared to underwriting income of $25.0 million resulting in a combined ratio of 76.9% during the same period last year. The Company’s adjusted underwriting income(1) was $51.6 million resulting in an adjusted combined ratio(1) of 68.5% in the first quarter compared to adjusted underwriting income(1) of $29.2 million and an adjusted combined ratio(1) of 73.0% during the same period last year. The Company's adjusted combined ratio excluding catastrophe losses(1) was 68.9% compared to 69.8% during the same period last year.

Investment Results

Net investment income increased by 69.1% to $12.1 million compared to $7.1 million in the prior year’s first quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended March 31, 2025 due to cash generated from operations and proceeds from the August 2024 public offering. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.09 years at March 31, 2025. Cash and invested assets totaled $1.2 billion at March 31, 2025. During the first quarter, the Company recorded $2.3 million net realized and unrealized losses related to its investment portfolio as compared to net realized and unrealized gains of $3.0 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended March 31, 2025 was 20.1% compared to 23.2% for the three months ended March 31, 2024. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the tax impact of the permanent component of employee stock options offset by non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $790.4 million at March 31, 2025, compared to $501.7 million at March 31, 2024. For the three months ended March 31, 2025, the Company’s annualized return on equity was 22.6% compared to 21.7% for the same period in the prior year while adjusted return on equity(1) was 27.0% compared to 22.9% for the same period in the prior year.

Full Year 2025 Outlook

For the full year 2025, the Company expects to achieve adjusted net income of $186 million to $200 million, an increase from the Company’s initial outlook of adjusted net income of $180 million to $192 million. This range includes an estimate of $8 million to $12 million of catastrophe losses for the remainder of the year.

Conference Call

As previously announced, Palomar will host a conference call Tuesday, May 6, 2025, to discuss its first quarter 2025 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar First Quarter 2025 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on May 6, 2025, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13752911. The replay will be available until 11:59 p.m. (Eastern Time) on May 13, 2025.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. ("PUEO"), First Indemnity of America Insurance Co. ("FIA"), and Palomar Crop Insurance Services, Inc. ("PCIS"). Palomar's consolidated results also include Laulima Exchange ("Laulima"), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, and PESIC, have a financial strength rating of “A” (Excellent) from A.M. Best. FIA carries an “A-” (Stable) rating from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31,
	2025	2024	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$442,163	$368,078	$74,085	20.1%
Ceded written premiums	(230,745)	(228,171)	(2,574)	1.1%
Net written premiums	211,418	139,907	71,511	51.1%
Net earned premiums	164,070	107,866	56,204	52.1%
Commission and other income	830	528	302	57.2%
Total underwriting revenue (1)	164,900	108,394	56,506	52.1%
Losses and loss adjustment expenses	38,743	26,837	11,906	44.4%
Acquisition expenses, net of ceding commissions and fronting fees	46,359	31,798	14,561	45.8%
Other underwriting expenses	35,733	24,804	10,929	44.1%
Underwriting income (1)	44,065	24,955	19,110	76.6%
Interest expense	(85)	(740)	655	(88.5)%
Net investment income	12,071	7,139	4,932	69.1%
Net realized and unrealized (losses) gains on investments	(2,338)	3,002	(5,340)	(177.9)%
Income before income taxes	53,713	34,356	19,357	56.3%
Income tax expense	10,791	7,974	2,817	35.3%
Net income	$42,922	$26,382	$16,540	62.7%
Adjustments:
Net realized and unrealized losses (gains) on investments	2,338	(3,002)	5,340	(177.9)%
Expenses associated with transactions	2,088	—	2,088	—%
Stock-based compensation expense	4,745	3,820	925	24.2%
Amortization of intangibles	707	390	317	81.3%
Tax impact	(1,494)	204	(1,698)	NM
Adjusted net income (1)	$51,306	$27,794	$23,512	84.6%
Key Financial and Operating Metrics
Annualized return on equity	22.6%	21.7%
Annualized adjusted return on equity (1)	27.0%	22.9%
Loss ratio	23.6%	24.9%
Expense ratio	49.5%	52.0%
Combined ratio	73.1%	76.9%
Adjusted combined ratio (1)	68.5%	73.0%
Diluted earnings per share	$1.57	$1.04
Diluted adjusted earnings per share (1)	$1.87	$1.09
Catastrophe losses	$(542)	$3,359
Catastrophe loss ratio (1)	(0.3)%	3.1%
Adjusted combined ratio excluding catastrophe losses (1)	68.9%	69.8%
Adjusted underwriting income (1)	$51,605	$29,165	$22,440	76.9%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,015,892 in 2025; $973,330 in 2024)	$991,759	$939,046
Equity securities, at fair value (cost: $44,462 in 2025; $32,987 in 2024)	44,367	40,529
Equity method investment	2,259	2,277
Other investments	11,031	5,863
Total investments	1,049,416	987,715
Cash and cash equivalents	119,312	80,438
Restricted cash	15	101
Accrued investment income	8,590	8,440
Premiums receivable	334,247	305,724
Deferred policy acquisition costs, net of ceding commissions and fronting fees	102,861	94,881
Reinsurance recoverable on paid losses and loss adjustment expenses	30,361	47,076
Reinsurance recoverable on unpaid losses and loss adjustment expenses	361,227	348,083
Ceded unearned premiums	295,275	276,237
Prepaid expenses and other assets	92,292	91,086
Deferred tax assets, net	5,596	8,768
Property and equipment, net	2,393	429
Goodwill and intangible assets, net	24,925	13,242
Total assets	$2,426,510	$2,262,220
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$65,405	$70,079
Reserve for losses and loss adjustment expenses	543,889	503,382
Unearned premiums	813,462	741,692
Ceded premium payable	179,105	190,168
Funds held under reinsurance treaty	34,200	27,869
Total liabilities	1,636,061	1,533,190
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,735,132 and 26,529,402 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	501,950	493,656
Accumulated other comprehensive loss	(16,642)	(26,845)
Retained earnings	305,138	262,216
Total stockholders' equity	790,449	729,030
Total liabilities and stockholders' equity	$2,426,510	$2,262,220

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Gross written premiums	$442,163	$368,078
Ceded written premiums	(230,745)	(228,171)
Net written premiums	211,418	139,907
Change in unearned premiums	(47,348)	(32,041)
Net earned premiums	164,070	107,866
Net investment income	12,071	7,139
Net realized and unrealized (losses) gains on investments	(2,338)	3,002
Commission and other income	830	528
Total revenues	174,633	118,535
Expenses:
Losses and loss adjustment expenses	38,743	26,837
Acquisition expenses, net of ceding commissions and fronting fees	46,359	31,798
Other underwriting expenses	35,733	24,804
Interest expense	85	740
Total expenses	120,920	84,179
Income before income taxes	53,713	34,356
Income tax expense	10,791	7,974
Net income	$42,922	$26,382
Other comprehensive income, net:
Net unrealized gains (losses) on securities available for sale	10,203	(2,514)
Net comprehensive income	$53,125	$23,868
Per Share Data:
Basic earnings per share	$1.61	$1.06
Diluted earnings per share	$1.57	$1.04

Weighted-average common shares outstanding:
Basic	26,658,106	24,862,367
Diluted	27,399,997	25,468,564

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended March 31,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Earthquake	$130,245	29.5%	$105,729	28.7%	$24,516	23.2%
Casualty	110,487	25.0%	51,935	14.1%	58,552	112.7%
Inland Marine and Other Property	99,284	22.5%	76,876	20.9%	22,408	29.1%
Fronting	53,927	12.2%	94,831	25.8%	(40,904)	(43.1)%
Crop	48,220	10.9%	38,707	10.5%	9,513	24.6%
Total Gross Written Premiums	$442,163	100.0%	$368,078	100.0%	$74,085	20.1%

	Three Months Ended March 31,
	2025		2024
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
State
California	$139,723	31.6%	$157,217	42.7%
Texas	44,991	10.2%	40,795	11.1%
Hawaii	20,358	4.6%	12,516	3.4%
Florida	18,641	4.2%	13,924	3.8%
Washington	15,669	3.5%	12,002	3.3%
New York	14,597	3.3%	8,030	2.2%
New Mexico	12,395	2.8%	7,469	2.0%
Colorado	12,168	2.8%	9,605	2.6%
Other	163,621	37.0%	106,520	28.9%
Total Gross Written Premiums	$442,163	100.0%	$368,078	100.0%

	Three Months Ended March 31,
	2025		2024
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$230,917	52.2%	$222,657	60.5%
PESIC	190,786	43.1%	136,493	37.1%
Laulima	16,037	3.7%	8,928	2.4%
FIA	4,423	1.0%	—	—%
Total Gross Written Premiums	$442,163	100.0%	$368,078	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended
	March 31,
	2025	2024	Change	% Change
	($ in thousands)
Gross earned premiums	$375,776	$302,872	$72,904	24.1%
Ceded earned premiums	(211,706)	(195,006)	(16,700)	8.6%
Net earned premiums	$164,070	$107,866	$56,204	52.1%

Net earned premium ratio	43.7%	35.6%

Loss detail

	Three Months Ended
	March 31,
	2025	2024	Change	% Change
	($ in thousands)
Catastrophe losses	$(542)	$3,359	$(3,901)	(116.1)%
Non-catastrophe losses	39,285	23,478	15,807	67.3%
Total losses and loss adjustment expenses	$38,743	$26,837	$11,906	44.4%

Catastrophe loss ratio	(0.3)%	3.1%
Non-catastrophe loss ratio	23.9%	21.8%
Total loss ratio	23.6%	24.9%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$155,299	$97,653
Add: Balance acquired from FIA(1)	6,788	—
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	43,059	26,333
Prior years	(4,316)	504
Total incurred	38,743	26,837
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	4,998	4,895
Prior years	13,170	9,432
Total payments	18,168	14,327
Reserve for losses and LAE net of reinsurance recoverables at end of period	182,662	110,163
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	361,227	292,024
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$543,889	$402,187

(1) - Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of FIA on 1/1/2025, in accordance with ASC 805, Business Combinations.

Reconciliation of Non-GAAP Financial Measures

For the three months ended March 31, 2025 and 2024, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Total revenue	$174,633	$118,535
Net investment income	(12,071)	(7,139)
Net realized and unrealized losses (gains) on investments	2,338	(3,002)
Underwriting revenue	$164,900	$108,394

Underwriting income and adjusted underwriting income

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Income before income taxes	$53,713	$34,356
Net investment income	(12,071)	(7,139)
Net realized and unrealized losses (gains) on investments	2,338	(3,002)
Interest expense	85	740
Underwriting income	$44,065	$24,955
Expenses associated with transactions	2,088	—
Stock-based compensation expense	4,745	3,820
Amortization of intangibles	707	390
Adjusted underwriting income	$51,605	$29,165

Adjusted net income

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Net income	$42,922	$26,382
Adjustments:
Net realized and unrealized losses (gains) on investments	2,338	(3,002)
Expenses associated with transactions	2,088	—
Stock-based compensation expense	4,745	3,820
Amortization of intangibles	707	390
Tax impact	(1,494)	204
Adjusted net income	$51,306	$27,794

Annualized adjusted return on equity

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)

Annualized adjusted net income	$205,224	$111,176
Average stockholders' equity	$759,739	$486,455
Annualized adjusted return on equity	27.0%	22.9%

Adjusted combined ratio

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$120,005	$82,911
Denominator: Net earned premiums	$164,070	$107,866
Combined ratio	73.1%	76.9%
Adjustments to numerator:
Expenses associated with transactions	$(2,088)	$—
Stock-based compensation expense	(4,745)	(3,820)
Amortization of intangibles	(707)	(390)
Adjusted combined ratio	68.5%	73.0%

Diluted adjusted earnings per share

	Three Months Ended
	March 31,
	2025	2024
	(in thousands, except per share data)

Adjusted net income	$51,306	$27,794
Weighted-average common shares outstanding, diluted	27,399,997	25,468,564
Diluted adjusted earnings per share	$1.87	$1.09

Catastrophe loss ratio

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Numerator: Losses and loss adjustment expenses	$38,743	$26,837
Denominator: Net earned premiums	$164,070	$107,866
Loss ratio	23.6%	24.9%

Numerator: Catastrophe losses	$(542)	$3,359
Denominator: Net earned premiums	$164,070	$107,866
Catastrophe loss ratio	(0.3)%	3.1%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$120,005	$82,911
Denominator: Net earned premiums	$164,070	$107,866
Combined ratio	73.1%	76.9%
Adjustments to numerator:
Expenses associated with transactions	$(2,088)	$—
Stock-based compensation expense	(4,745)	(3,820)
Amortization of intangibles	(707)	(390)
Catastrophe losses	542	(3,359)
Adjusted combined ratio excluding catastrophe losses	68.9%	69.8%

Tangible Stockholders’ equity

	March 31,	December 31,
	2025	2024
	(in thousands)
Stockholders' equity	$790,449	$729,030
Goodwill and intangible assets	(24,925)	(13,242)
Tangible stockholders' equity	$765,524	$715,788